SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

DIGITAL LIGHTWAVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which this transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Digital Lightwave, Inc.

15550 Lightwave Drive

Clearwater, Florida 33760

(727) 442-6677

http://www.lightwave.com

December 17, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Digital Lightwave, Inc. (the “Company”) to be held on January 14, 2005. The meeting will begin promptly at 10:00 a.m., local time, at the principal offices of the Company located at 15550 Lightwave Drive, Clearwater, Florida 33760.

The official Notice of Meeting, Proxy Statement, Proxy Card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

We are pleased to offer record holders of Common Stock (those who hold stock certificates registered in their own names and not in the name of a bank, broker or other nominee) the option of voting through the telephone or the Internet.

Every stockholder’s vote is important. To ensure your shares are voted at the meeting, please return the enclosed Proxy Card at your earliest convenience (mailing your completed Proxy Card will not prevent you from voting in person at the meeting if you wish to do so) or vote through the telephone or the Internet. Voting procedures are described on the Proxy Card. Your cooperation will be greatly appreciated.

Members of the Company’s Board of Directors and management look forward to greeting personally those stockholders who are able to attend in person.

Sincerely,

Dr. Bryan J. Zwan
Chairman of the Board

DIGITAL LIGHTWAVE, INC.

15550 Lightwave Drive

Clearwater, Florida 33760

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 14, 2005

Notice is hereby given that the 2004 Annual Meeting of Stockholders (the “Meeting”) of Digital Lightwave, Inc., a Delaware corporation (the “Company”), will be held at the principal offices of the Company located at 15550 Lightwave Drive, Clearwater, Florida 33760 on January 14, 2005, at 10:00 a.m., local time, for the following purposes:

(1)	To elect five directors of the Company to hold office until the 2005 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

(2)	To ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal year 2004; and

(3)	To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on December 16, 2004, will be entitled to notice of and to vote at the Meeting and any adjournments thereof. Each of these stockholders is cordially invited to be present and vote at the Meeting in person. A list of stockholders entitled to vote at the meeting will be available for inspection ten days prior to the Meeting at the principal offices of the Company located at 15550 Lightwave Drive, Clearwater, Florida 33760.

Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting.

UNLESS YOU WILL BE VOTING THROUGH THE TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHOULD YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES AND ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL YOUR SHARES WILL BE VOTED. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

Please read the proxy material carefully. Your vote is important, and the Company appreciates your cooperation in considering and acting on the matters presented.

By order of the Board of Directors,

James Green
Clearwater, Florida	President, Chief Executive Officer, Principal
December 17, 2004	Financial Officer and Secretary

DIGITAL LIGHTWAVE, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 14, 2005

i

DIGITAL LIGHTWAVE, INC.

15550 Lightwave Drive

Clearwater, Florida 33760

PROXY STATEMENT

FOR

THE 2004 ANNUAL MEETING OF STOCKHOLDERS

OF

DIGITAL LIGHTWAVE, INC.

TO BE HELD ON JANUARY 14, 2005

GENERAL INFORMATION

Your proxy in the enclosed form is solicited by the Board of Directors (the “Board”) of Digital Lightwave, Inc., a Delaware corporation (the “Company”), for use at its 2004 Annual Meeting of Stockholders to be held at the principal offices of the Company located at 15550 Lightwave Drive, Clearwater, Florida 33760 on January 14, 2005, at 10:00 a.m., local time (the “Meeting”), for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Meeting. The mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy Card (the “Proxy Card”) to the stockholders of the Company is expected to commence on or about December 20, 2004. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “2003 Annual Report”) is being mailed to stockholders concurrently with this Proxy Statement. The 2003 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

The shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), represented by proxy will be voted in accordance with the instructions given on the Proxy Card, subject to the proper execution of the Proxy Card and its receipt by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted (i) “FOR” the election of the director nominees to the Board named in this Proxy Statement, (ii) “FOR” the proposed ratification of the appointment of independent auditors, and in the discretion of the proxies as to other matters that may properly come before the Meeting. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the Proxy Card is present at the Meeting and votes in person.

Copies of solicitation material will be furnished to brokerage firms, nominees, fiduciaries and custodians holding shares of Common Stock in their names which are beneficially owned by others (“record holders”) to forward to such beneficial owners. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse such record holders and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by telephone, telegram, and facsimile or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation firm to deliver solicitation materials to record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. Except as described above, the Company does not intend to solicit proxies other than by mail.

SHARES OUTSTANDING AND VOTING RIGHTS

Record Date and Shares Outstanding

Only holders of shares of Common Stock of record as of the close of business on December 16, 2004 (the “Record Date”), are entitled to vote at the Meeting. As of December 10, 2004, 34,183,204 shares of Common Stock (collectively, the “Shares”) were issued and outstanding. Each of the Shares is entitled to one vote on all matters to be voted upon at the Meeting. There is no cumulative voting.

Quorum; Broker Non-Votes; Abstentions

The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof. The Shares that are voted by proxy “FOR,” “AGAINST” or “WITHHELD FROM” a proposal are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to such proposal.

Broker non-votes (i.e., Shares held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, a broker non-vote will not affect the outcome of the voting on any proposal set forth in this Proxy Statement.

Directors will be elected by a plurality of the votes of the Shares present in person or represented by proxy at the Meeting. Any of the Shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for one director nominee results in another nominee receiving a larger portion of votes. The proposals submitted to the Company’s stockholders in the Proxy Card must be approved by the vote the holders of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting. In determining whether such proposals have been approved, abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” the proposal.

Revocability of Proxy

A proxy may be revoked by a stockholder at any time prior to the voting at the Meeting by written notice to the Secretary of the Company, by submission of another duly executed proxy bearing a later date or by voting in person at the Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company or its transfer agent. The mere presence at the Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Meeting in accordance with the instructions indicated on the Proxy Card by the stockholder or, if no instructions are indicated, will be voted “FOR” the election of the slate of directors described herein and as to any other matter that may be properly brought before the Meeting, in accordance with the judgment of the proxy holders.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of December 10, 2004, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) all of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all directors and executive officers of the Company as a group. As of December 10, 2004, there were 34,183,204 shares of Common Stock issued and outstanding. To the knowledge of the Company, except as noted in the footnotes below, all persons listed below have sole voting and investing power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned (1)
NAME	Number	Percent
Dr. Bryan J. Zwan (2)(3)	15,383,750	45.0%
James Green (4)	271,065	*
Gerald A. Fallon (5)	248,749	*
Robert F. Hussey (6)	315,415	*
Robert Moreyra (7)	89,582	*
Daniel Lorch (8)	188,694	*
Peter H. Collins (9)	—	*
All executive officers and directors as a group (7 persons)	16,497,255	48.3

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of December 10, 2004, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 15,383,750 shares of Common Stock beneficially owned through affiliates controlled by Dr. Zwan, ZG Nevada Limited Partnership and ZG Nevada, Inc. Dr. Zwan’s address is c/o Orrick, Herrington & Sutcliffe LLP, 1000 Marsh Road, Menlo Park, California 94025, and Attention: Louis D. Soto.

(3)	Includes 3,865,000 shares of Common Stock that are subject to forward sale agreements and pledge agreements as to which shares Dr. Zwan has voting, but not dispositive, power.

(4)	Consists of 232 shares of Common Stock and 270,833 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of December 10, 2004.

(5)	Consists of 248,749 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of December 10, 2004.

(6)	Consists of 315,415 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of December 10, 2004.

(7)	Consists of 89,582 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of December 10, 2004.

(8)	Consists of 9,632 shares of Common Stock and 179,332 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of December 10, 2004.

(9)	Mr. Collins was appointed to the Board effective December 7, 2004. On the date of his appointment, Mr. Collins was granted an option to purchase 50,000 share of Common Stock that is not currently exercisable or exercisable within 60 days of December 10, 2004.

PROPOSAL ONE

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Company’s Bylaws provide that the Board can fix the authorized number of directors from time to time between one and nine. Effective June 30, 2003, the Board fixed the number of directors authorized to serve on the Board at five. All of the nominees named in this Proxy Statement are currently serving as directors of the Company. Jeffrey S. Chisholm resigned from the Board effective October 26, 2004, creating a vacancy on the Board. Effective December 7, 2004, Peter H. Collins was appointed to the Board to serve as a director, replacing Mr. Chisholm. Following the Meeting, the Board will continue to consist of five members.

The proxy cannot be voted for a greater number of persons than the number of nominees nominated. Each director nominee elected at the Meeting will hold office until the 2005 Annual Meeting of Stockholders of the Company or until his successor is duly elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause in accordance with the Bylaws of the Company. Each nominee has agreed to serve if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but, in the event that any director nominee becomes unable or unwilling to serve prior to the Meeting, the proxies will be voted for the election of such other person(s) for the office of director as the Nominating Committee may recommend in the place of such nominee.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

Information Regarding Director Nominees

The following sets forth the names, ages, principal occupations for the periods indicated and other directorships of the five director nominees at the Meeting. There are no family relationships among any of the directors, director nominees or executive officers of the Company.

Name	Age	Position
Dr. Bryan J. Zwan (4)	56	Chairman of the Board
Gerald A. Fallon (1)(2)(3)(5)	55	Director
Robert F. Hussey (2)(4)	55	Director
Robert Moreyra (1)(2)(3)(5)	45	Director
Peter H. Collins (1)	35	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

(4)	Member of the Executive Committee.

(5)	Member of the Special Committee.

Dr. Bryan J. Zwan founded the Company in October 1990 and served as Chairman of the Board from its inception until July 1999. In addition, Dr. Zwan served as the Company’s Chief Executive Officer from the Company’s inception until December 1998 and served as its President from inception until March 1996 and from October 1996 until December 1998. Dr. Zwan was re-appointed as Chairman of the Board, Chief Executive Officer and President of the Company in January 2002. In August 2002, the Board of Directors accepted the resignation of Dr. Zwan as President and Chief Executive Officer of the Company. Dr. Zwan continues to serve as the Chairman of the Board. Dr. Zwan holds a Ph.D. in Space Physics from Rice University and B.S. degrees in Physics and Chemistry from the University of Houston. On October 23, 2001, as part of a settlement between Dr. Zwan and the Securities and Exchange Commission (the “SEC”) regarding the restatement of the Company’s revenues for the quarters ended March 31 and June 30, 1997, the U.S. District Court for the Middle District of Florida entered a judgment prohibiting

Dr. Zwan from violating certain “books and records” provisions of the federal securities laws, and imposing a civil penalty of $10,000. Pursuant to the settlement, the SEC dismissed, with prejudice, all allegations that Dr. Zwan had engaged in fraudulent conduct, and Dr. Zwan consented to the entry of the judgment without admitting or denying the SEC allegations.

Mr. Gerald A. Fallon has served as a director since September 2000. Mr. Fallon served as Executive Vice President and Senior Managing Director – KeyCorp (Capital Markets), until he retired in March 2001. Additionally, Mr. Fallon currently serves on the Board of Directors of Park View Federal Savings Bank and Logos Communications, Inc. and is a trustee of Meyers University.

Mr. Robert F. Hussey has served as a director since August 2000 and as Strategic Restructuring Advisor for the Company since December 2002. Mr. Hussey was President and CEO of Metro Vision of North America, Inc., a niche cable television company, from February 1991 until April 1997, when it merged with York Hannover Health Care, Inc. Mr. Hussey has been a director of i2 Telecom, Inc. (f/k/a Digital Data, Inc.) since November 1997, Nur Macroprinters, Ltd. since December 1997, Distributed Power Corporation since April 2000, H.C. Wainwright and Company, Inc. since July 2001 and Axcess International, Inc. since March 2003.

Mr. Robert Moreyra has served as a director since June 2003. Since February 2001, Mr. Moreyra has been Senior Managing Director of Atlantic American Capital Advisors, LLC (“AACA”), an investment bank specializing in small and mid-sized technology companies and a wholly owned subsidiary of Atlantic American Corporate Group, LLC (“AACG”), a holding company that owns AACA, as well as other private equity and merchant banking operations. Mr. Moreyra is Executive Vice President and a 15% owner of AACG. Mr. Moreyra was a Managing Director of H.C. Wainwright & Co., Inc. from February 2000 to February 2001, Managing Director of The First American Investment Banking Corporation from May 1999 to February 2000, Vice President of Corporate Finance at William R. Hough & Co. from April 1998 to May 1999, Managing Director with Tunstall Consulting, Inc. from September 1997 to March 1998 and Chief Executive Officer of Pardue, Heid, Church, Smith & Waller, Inc. from February 1986 to February 1998. Additionally, Mr. Moreyra has served on the board of directors of Fugleberg Koch Architects, Inc. since February 2003.

Peter H. Collins has served as a director since December 2004. Since 2002, Mr. Collins has been a Principal and Senior Managing Director of Atlantic American Equity Partners, LLC and Executive Vice President of Atlantic American Corporate Group, LLC, an investment bank and private equity fund business. In 2002 Mr. Collins also co-founded and is President of Community Reinvestment Partners, LP (CRP), a large Florida-based private real estate investment partnership. Prior to CRP and beginning in 1998, Mr. Collins was a Partner with the private equity firm Rock Creek Capital, located in Jacksonville, Florida. He also served as a Manager with the Florida State Board of Administration (Florida’s Public Pension Fund) in Tallahassee, and served four years as Chief of Staff to State Senator Charles Williams. Mr. Collins received both a BS degree in Finance and an MBA degree in Finance from Florida State University.

In February 2004, Mr. Jeffrey S. Chisholm was appointed to the Board to serve as a director. Mr. Chisholm qualified as an independent director as defined under Nasdaq Marketplace Rules and, accordingly, served as chairman of the Audit Committee and as a member of the Nominating Committee and the Special Committees. Effective October 26, 2004, Mr. Chisholm resigned from the Board and no longer serves on the aforementioned committees.

Vote Required and Board Recommendation

Directors will be elected by a plurality of votes of the Shares present in person or represented by proxy at the Meeting. Votes withheld from any director nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES ABOVE LISTED.

Information Regarding Executive Officers

The following sets forth the names, ages, principal positions with the Company for the periods indicated and a description of the background of each of the Company’s current executive officers. Executive officers are appointed by the Board and serve at the pleasure of the Board, subject to the terms of any employment agreements between the executive officers and the Company. There are no family relationships among any of the directors, director nominees or executive officers of the Company.

Name	Age	Position
James Green	53	President, Chief Executive Officer, Principal Financial Officer and Secretary
Daniel Lorch	53	Chief Operating Officer

James Green has served as President and Chief Executive Officer of the Company since August 2002, as Secretary of the Company since February 2003, and as Principal Financial Officer since May 2004. Mr. Green was the Company’s Executive Vice President, Operations and Chief Operating Officer since joining the Company in 1999. Prior to joining the Company, Mr. Green had served as Chief Executive Officer of Trillium Industries since 1995. Mr. Green also served as Executive Vice President, Operations, for the MATCO Electronics Group from 1993 to 1995, and as Director, Worldwide Materials, for Memorex Telex Corporation from 1986 to 1993. Mr. Green is APICS certified and also holds a CPM Certification.

Daniel Lorch has served as Chief Operating Officer since November 8, 2004. Mr. Lorch was the Company’s Senior Vice President of Global Supply, beginning in May 2003, and was the Company’s Vice President Network Management Services, Vice President Customer Development and Senior Director Customer Service and Support since joining the Company in 1996. Prior to joining the Company, from 1980 to 1996, Mr. Lorch served as Chief Executive Officer and President of Digital Engineering, Inc., a nationwide field service and computer maintenance company.

On July 16, 2003, the Company appointed Patricia Hayes as its Chief Accounting Officer. Effective May 19, 2004, Ms. Hayes resigned from the Company. The Company is conducting a search for a permanent Chief Financial Officer. Mr. Green is currently serving as the Company’s principal financial officer until such time as a permanent Chief Financial Officer is appointed by the Company.

Board Meetings and Committees

During the fiscal year ended December 31, 2003, the Board held 27 regular or special meetings. Each director attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he served that were held on or after the initiation of his term.

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Effective October 26, 2004, Jeffrey S. Chisholm resigned from the Board. Prior to October 26, 2004, the directors serving on the Audit Committee were Mr. Chisholm, Gerald A. Fallon, and Robert Moreyra. As a result of Mr. Chisholm’s resignation, a vacancy was created on the Board and the Audit Committee. Peter H. Collins was recruited and appointed to the Board on December 7, 2004, and will replace Mr. Chisholm as a qualified independent director and as a member of the Committee. The Audit Committee is currently composed of, and following the Meeting will continue to be composed of, three directors, Messrs. Moreyra, Fallon and Collins, who: (i) are independent, as defined under Rule 4200 of the Nasdaq Marketplace Rules; (ii) meet the criteria for independence set forth in Rule 10-A-3(b)(1) under the Exchange Act; (iii) have not participated in the preparation of the financial statements of the Company during the past three years; and (iv) are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. In addition, the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance. The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements.

The Audit Committee held six meetings during 2003. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached as Appendix A to the Company’s Proxy Statement filed with the SEC on December 31, 2003. The Audit Committee reviews and reassesses the adequacy of such charter on an annual basis.

The Board has determined that Robert Moreyra qualifies as an audit committee financial expert.

The Board has established a standing Nominating Committee. The Nominating Committee currently consists of Mr. Moreyra (Chairman) and Mr. Fallon, both of whom are independent, as independence for nominating committee members is defined under the Nasdaq Marketplace Rules. The Nominating Committee held three meetings during 2003. The Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board and for selecting, or recommending that the Board select, nominees to the Board for election at the Company’s annual meeting of stockholders. The Nominating Committee identifies potential candidates for the Board based on its network of business and industry contacts. The candidates’ qualifications are then reviewed to determine if they possess several of the following characteristics: business and financial acumen, knowledge of the telecommunications, technology and/or test equipment industries, and prior experience serving as a director for other companies. Based on the composition of the Board and the Company’s needs, the Nominating Committee will also consider whether the candidate qualifies as an independent director under the Nasdaq Marketplace Rules. Those candidates who hold the appropriate qualifications are interviewed by the Nominating Committee, a determination is made as to which candidate or candidates the Nominating Committee will present to the Board, and the Committee secures a commitment from the candidate or candidates to serve on the Board if nominated. The Nominating Committee makes its recommendation to the Board, which has an opportunity to meet with the candidate or candidates prior to voting on the recommendation of the Nominating Committee.

Additionally, the Nominating Committee will consider recommendations for nominees to the Board submitted by stockholders. Stockholders who wish the Nominating Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Nominating Committee in care of the Secretary of the Company at the principal executive offices of the Company. The Company requires such stockholder nominees to be submitted to the principal offices not less than 120 days nor more than 180 days prior to the anniversary date of the mailing date of this Proxy Statement. This requirement is consistent with the requirement for a stockholder presentation of an item for consideration as an agenda item for a meeting of the stockholders contained in the Company’s Bylaws.

The Board has also established a Compensation Committee, an Executive Committee, and a Special Committee. The Compensation Committee, composed of Messrs. Hussey (Chairman), Fallon and Hamilton during 2003, is responsible for reviewing and approving, within its authority, compensation, benefits, training and other human resource policies. The Compensation Committee held two meetings during 2003. The Compensation Committee currently consists of Messrs. Hussey (Chairman), Fallon and Moreyra. In 2000, the Board formed the Executive Committee to act on matters when the full Board is unable to convene. The Executive Committee consists of Dr. Zwan (Chairman) and Mr. Hussey. The Executive Committee held no meetings in 2003. The Special Committee is currently composed of Messrs. Moreyra (Chairman) and Fallon and was formed by the Board in 2003 for the purpose of reviewing the fairness of transactions between the Company and affiliates of Dr. Zwan. The Special Committee held seven meetings in 2003. Prior to December 26, 2003, Dr. William F. Hamilton served on the Compensation Committee and the Special Committee. Effective December 26, 2003, Dr. Hamilton resigned from the Board and no longer serves on the Compensation Committee or the Special Committee.

The Company has a policy that states that, except for unexpected and unusual circumstances, all directors will be present at the Annual Meeting of Stockholders. During the 2003 Annual Meeting of Stockholders held on February 12, 2004, all of the Directors were present.

The Board provides a process for stockholders to send communications to the Board. Stockholders may contact the Board through written communication sent by certified mail to Digital Lightwave, Inc., 15550 Lightwave Drive, Clearwater, Florida 33760, Attention: Investor Relations - Board of Directors. From time to time, the Board may change the process by which stockholders may communicate with the Board. Such changes will be posted to the Company’s website at www.lightwave.com.

Compensation of Directors

Each independent director automatically receives an option to purchase 50,000 shares of Common Stock under the 2001 Stock Option Plan upon joining the Board of Directors and automatically receives an additional option to purchase 25,000 shares of Common Stock under the 2001 Stock Option Plan upon re-election at each Annual Meeting of Stockholders thereafter. Effective January 1, 2003, independent, non-employee directors of the Company receive an annual service fee of $25,000, a per-meeting fee of $1,000 for each in-person board or committee meeting attended by such director and a per-meeting fee of $500 for each telephonic board or committee meeting in which such director participates. In addition, independent, non-employee directors who serve as committee chairman receive a $12,500 annual stipend. Separate fees are not earned for committee meetings that are held concurrently with board meetings. Directors are also reimbursed for travel and other expenses relating to attendance at meetings of the Board or committees. During 2003, Dr. Zwan elected not to receive any compensation, either in terms of director fees or stock option grants, for services he provided to the Company as Chairman of the Board. Additionally, during 2003, Dr. Zwan elected not to be reimbursed by the Company for travel and other expenses related to attendance at meetings of the Board or committees.

On January 23, 2003, Mr. Fallon, Dr. Hamilton and Mr. Hussey each received an option to purchase 25,000 shares of Common Stock, vesting quarterly over a three-year period, at an exercise price of $1.28 per share. At the time of his resignation from the Board, Dr. Hamilton held options to purchase an aggregate of 93,499 shares of Common Stock, of which options to purchase 37,667 shares of Common Stock remained exercisable until April 23, 2004 and options to purchase 55,832 shares of Common Stock remained exercisable until June 23, 2004. At the time of his resignation, Mr. Chisholm held no options to purchase shares of the Company’s Common Stock.

On January 23, 2003, Mr. Hussey was appointed Strategic Restructuring Advisor, effective December 1, 2002. In connection with such appointment, Mr. Hussey was granted options to purchase 100,000 shares of Common Stock, vesting quarterly over a three-year period, at an exercise price of $1.28 per share. In addition, Mr. Hussey received service fees totaling $182,500 for the period from December 2002 through December 2003.

In connection with Mr. Moreyra’s appointment to the Board on June 30, 2003, the Company granted Mr. Moreyra options to purchase 50,000 shares of Common Stock on December 26, 2003. These options have an exercise price of $0.78 per share and vest quarterly over a three-year period.

On November 8, 2004, the Company completed one-time performance-related option grants to certain members of the Board in recognition of contributions made by those directors to the restructuring of the Company during 2004. The grants to purchase shares of Common Stock of the Company were made to Mr. Moreyra, in the amount of 200,000 shares, Mr. Hussey, in the amount of 100,000 shares and Mr. Fallon, also in the amount of 100,000 shares. The options vest quarterly over a three-year period, at an exercise price of $1.01 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) under the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company’s officers, directors and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirements for the fiscal year ended December 31, 2003, with the exception of the following: (i) a Form 3 was not filed for each of Patricia Hayes and Robert Moreyra in connection with Ms. Hayes and Mr. Moreyra becoming a reporting person under Section 16(a); and (ii) a Form 4 was not filed for each of Gerald A. Fallon, Dr. William F. Hamilton and Robert F. Hussey for option grants to each director to purchase 25,000, 25,000 and 125,000 shares of common stock, respectively, on January 23, 2003.

EXECUTIVE COMPENSATION

The following table shows, for the year ended December 31, 2003, the cash and other compensation awarded to, earned by or paid to Mr. Green and each other executive officer who earned in excess of $100,000 for all services in all capacities (the “Named Executive Officers”). During the year ended December 31, 2003, the Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts.

Summary Compensation Table

	Annual Compensation			Other Annual Compensation ($)(1)	Long-Term Compensation Securities Underlying Options/SARs (#)	All Other Compensation($)
Name and Principal Position	Year	Salary $	Bonus $
James Green (2) President and Chief Executive Officer	2003 2002 2001	$265,861 221,864 182,674	— — —	— — —	— — 108,000	— — —

(1)	As permitted by the rules of the SEC, this column excludes perquisites and other personal benefits for the Named Executive Officers if the total incremental cost in a given year did not exceed the lesser of $50,000 or 10% of the total combined salary and bonus.

(2)	Became President and Chief Executive Officer of the Company effective August 9, 2002, Secretary effective February 20, 2003, and Principal Financial Officer effective May 19, 2004. During 2001, Mr. Green served as the Executive Vice President, Operations and the Chief Operating Officer of the Company.

Stock Option Grants and Exercises in the Last Fiscal Year

During the year ended December 31, 2003, the Company did not award any stock options or grant any stock appreciation rights to the Named Executive Officers.

The following table sets forth certain information regarding options to purchase shares of Common Stock held as of December 31, 2003, by each of the Named Executive Officers. No options or stock appreciation rights were exercised during 2003, and no stock appreciation rights were outstanding as of December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year

And Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In- the-Money Options At Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James Green	—	—	217,666	187,168	—	—

(1)	Values shown in these columns reflect the difference between the closing price of $0.81 on December 31, 2003, and the exercise price of the options and do not include the federal and state taxes due upon exercise.

Equity Compensation Plan Information

The following table sets forth the Company’s equity compensation plan information as of December 31, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders (1)	3,982,485	$9.95	4,062,780	(2)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	3,982,485	$9.95	4,062,780

(1)	These plans consist of the 1996 Stock Option Plan and the 2001 Stock Option Plan.

(2)	This number includes 251,569 shares reserved for issuance under the 1997 Employee Stock Purchase Plan.

Employment Agreements and Severance Agreements

The Company entered into a letter agreement dated as of October 13, 1999, as modified by letters dated February 18, 2000 and June 3, 1999, and addendums to the letter agreement on June 9, 2000 and February 27, 2001, with James Green, the Company’s current President and Chief Executive Officer, who previously served as the Company’s Chief Operating Officer (the “Green Agreements”). The Green Agreements provided for: (1) an annual salary of $130,000; (2) a performance bonus of $5,000 based on fourth quarter 1999 revenues; and (3) relocation expenses for up to one year of temporary living expenses and realtor costs not to exceed $20,000. In addition, the Company granted to Mr. Green stock options to purchase 50,000 shares of Common Stock at an exercise price of $7.625 per share, of which one-third were scheduled to vest on each of the three anniversaries following the date of grant.

On August 9, 2002, the Company appointed Mr. Green to serve as President and Chief Executive Officer. The Company entered into an employment agreement with Mr. Green, which provides for an annual base salary of $300,000. In January 2003, as part of Company-wide cost cutting measures, Mr. Green took a temporary 50% pay reduction to $150,000 annual base salary. On August 7, 2003, Mr. Green’s salary was reinstated to an annual base of $300,000. Effective February 20, 2003, Mr. Green was appointed to serve as Secretary of the Company in addition to the other offices held by Mr. Green. On August 9, 2002, the Company entered into an addendum to the existing employment agreements with Mr. Green that modifies or provides for severance payments ranging from three to nine months based on length of service, upon a termination within one year of a change in control of the Company.

Effective November 8, 2004, the Company and Mr. Green mutually agreed to cancel certain outstanding stock option agreements to purchase Common Stock of the Company. The number of shares underlying the options canceled totaled 154,834, of which 146,834 were vested. The exercise prices for the canceled options ranged from $7.63 to $56.00 per share.

On November 8, 2004, the Company appointed Mr. Lorch to serve as Chief Operating Officer and entered into a letter agreement with Mr. Lorch. The agreement provided for: (1) an annual salary of $250,000; (2) a performance bonus of $25,000 payable February 1, 2005, based on the achievement fourth quarter 2004 management objectives; (3) a stock option grant to purchase 200,000 shares of Common Stock at an exercise price of $1.01 per share, which vest quarterly over three years; and (4) a performance award option grant to purchase 100,000 shares of Common Stock to be granted February 1, 2005, based on the achievement of fourth quarter 2004 management objectives.

Section 401(k) Plan

In 1997, the Company adopted a 401(k) Salary Savings Plan (the “401(k) Plan”) covering the Company’s full-time employees located in the United States. The 401(k) Plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($12,000 in 2003 or $14,000 for employees 50 years or older) and to have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching contributions to the 401(k) Plan by the Company on behalf of all participants in the 401(k) Plan. Currently, the Company matches the first 6% of such voluntary contributions at 50% of the amount contributed by the employee.

Compensation Committee Interlocks and Insider Participation

From January 1, 2003 through December 25, 2003, the Compensation Committee consisted of Mr. Hussey (Chairman), Mr. Fallon and Dr. Hamilton. No such persons were employee directors, and none were former officers of the Company. Effective December 26, 2003, Dr. Hamilton resigned from the Board. Effective March 4, 2004, Robert Moreyra was appointed to serve on the Compensation Committee, and the Compensation Committee currently consists of Messrs. Hussey (Chairman), Fallon and Moreyra. On January 23, 2003, Mr. Hussey was appointed Strategic Restructuring Advisor effective December 1, 2002. In connection with his appointment, Mr. Hussey was granted options to purchase 100,000 shares of Common Stock. In addition, Mr. Hussey received service fees totaling $182,500 for the period December 2002, through December 2003. During 2003, none of the Company’s executive officers served on the compensation committee or board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee or Board.

Certain Relationships and Related Transactions

In 2001, James Green, the current President and Chief Executive Officer of the Company, borrowed $200,000 from the Company. The note evidencing the loan accrued interest at the prime rate plus 1% with the principal sum and accrued interest thereon payable on demand or, if earlier, from the proceeds of any sale of the Mr. Green’s stock holdings or on the date of termination of the Mr. Green’s employment with the Company. This note was collateralized by Mr. Green’s stock holdings in the Company and future cash bonuses which may become payable.

In April 2002, Mr. Green borrowed an additional $175,000 from the Company. On April 12, 2002, this borrowing was combined with the previous note in the principal amount of $200,000, plus accrued interest of approximately $16,000, into one note with a principal balance of approximately $391,000. This note accrues interest at 8% with the principal and accrued interest thereon payable on demand or, if earlier, from the proceeds of any sale of Mr. Green’s stock holdings or on the date of termination of Mr. Green’s employment with the Company. This note is collateralized by the Mr. Green’s stock holdings in the Company, future cash bonuses that may become payable and a second lien on the Mr. Green’s residence.

Since August 1, 2003, $50,000 a year of Mr. Green’s annual salary is being used to repay the note discussed above. The repayments are deducted proportionally each pay period and are first being applied to accrued interest. As of November 30, 2004, the outstanding balance was approximately $378,000, including accrued interest of approximately $12,000. The current balance reflects a voluntary prepayment of principal totaling $25,000 made during the fourth quarter of 2002, and regular monthly payments applied first to accrued interest beginning August 2003.

On January 23, 2003, Robert Hussey, a director of the Company, was appointed Strategic Restructuring Advisor, effective as of December 1, 2002. In connection with such appointment, Mr. Hussey was granted options to purchase 100,000 shares of Common Stock, vesting quarterly over a three-year period at an exercise price of $1.28 per share, which was the market price on the date of the grant. In addition, Mr. Hussey received service fees of $182,500 for the period December 2002 through December 2003.

In April 2003, prior to Robert Moreyra’s appointment to the Board, Atlantic American Capital Advisors, LLC (“AACA”), a company of which Mr. Moreyra is Senior Managing Director, received compensation from the Company in the amount of $12,500 for certain services performed for the Company in connection with the Company’s negotiations with its creditors. The Company has no ongoing arrangements with AACA and does not intend to make any further payments to AACA.

From February 2003 through September 16, 2004 the Company borrowed approximately $26.6 million from Optel, LLC and Optel Capital, LLC (collectively “Optel”) pursuant to a series of secured promissory notes (the “Optel Notes”), of which approximately $25.65 million in principal and approximately $2.0 million in accrued interest was outstanding as of September 16, 2004. The Optel Notes were secured by a first priority security interest in substantially all of the assets of the Company, bore interest at a rate of 10% per annum and were due and payable in full upon demand by Optel at any time. On September 16, 2004, the Company and Optel executed definitive financing agreements to restructure all of the outstanding Optel Notes. Pursuant to the agreements, Optel extended the maturity of the outstanding principal amount until December 31, 2005 and extended the maturity of the outstanding accrued interest, plus additional interest that accrues in the future, until September 16, 2005. In connection with the restructuring, on September 17, 2004, Optel advanced to the Company an additional $1.35 million, bringing the total principal amount of debt owed by the Company to Optel to $27.0 million, plus accrued interest of approximately $2.0 million (collectively, the “Restructured Debt”). The Restructured Debt continues to bear interest at a rate of 10% per annum and is secured by a first priority security interest in substantially all of the assets of the Company.

In conjunction with the debt restructuring, the Company issued to Optel a Secured Convertible Promissory Note (the “Convertible Note”). Pursuant to the Convertible Note, the Company has agreed to make the Restructured Debt or any portion thereof convertible into common stock of the Company at the option of Optel at any time following approval of the conversion feature by stockholders of the Company who are not affiliated with Optel or any of its affiliates (the “Disinterested Stockholders”). Approval by the Disinterested Stockholders will be determined at a Special Meeting of Stockholders, which is expected to be held during the first quarter of 2005. In the event the holders of such shares do not approve such feature, the outstanding debt and accrued interest would immediately become due and payable in full upon demand by Optel at any time after the Special Meeting.

All of the foregoing transactions with Optel were approved by the Company’s Board of Directors on September 15, 2004, upon the recommendation of the Special Committee of the Board. The Special Committee is composed solely of independent directors.

During fourth quarter of 2004, the Company borrowed an additional, approximately $4.4 million from Optel to fund its ongoing working capital needs, pursuant to several secured promissory notes. Each of the secured promissory notes bear a rate of interest of 10% per annum and are secured by a security interest in substantially all of the Company’s assets. The total principal amount and any accrued, but unpaid interest under each of the secured promissory notes, is due and payable upon demand by Optel at any time after December 31, 2004. This additional borrowing and accrued interest is not subject to the terms of the Convertible Note issued by the Company to Optel on September 16, 2004.

As of November 30, 2004, the total principal owed by the Company to Optel approximates $31.4 million, plus accrued and unpaid interest of approximately $2.6 million.

On December 2, 2004, SunTrust Bank issued a letter of credit in the amount of $1,350,000 on behalf of Optel Capital, LLC (“Optel”) naming Lightwave Drive, LLC, the Company’s landlord at the property located at 15550 Lightwave Drive, Clearwater, Florida, as the beneficiary. Optel and the Company presently anticipate entering into an agreement relating to such letter of credit providing for the reimbursement by the Company to Optel of any amounts drawn down on such letter of credit.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The overall goal of the Compensation Committee is to develop compensation policies and practices that encourage and reward executive efforts to create stockholder value through achievement of corporate objectives, business strategies and performance goals. This is accomplished by blending cash and equity compensation and by aligning the interests of executives with those of stockholders, generally.

The Compensation Committee recommends to the Board compensation for the Company’s executive officers and directors and oversees the administration of the Company’s employee stock option and stock purchase plans. All decisions of the Compensation Committee relating to compensation of the Company’s executive officers are reviewed and approved by the entire Board.

Compensation Policy

The Company’s executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company’s annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee attempts to achieve these goals by integrating on individualized basis competitive annual base salaries with stock options through the Company’s stock option plan and otherwise. The Compensation Committee believes that cash compensation in the form of salary and bonus provides the Company’s executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options better coordinates the objectives of management with those of the stockholders with respect to the long-term performance and success of the Company. The Compensation Committee generally takes into consideration a variety of subjective and objective factors in determining the compensation package for executive officers, including how compensation compares to that paid by competing companies and the responsibilities and performance by each executive and the Company as a whole. In making its determinations, the Compensation Committee attempts to address the unique challenges that are present in the telecommunications industry in which the Company competes against a number of public and private companies with respect to attracting and retaining executives and other key employees.

The Compensation Committee has relied heavily on the equity/option position of executives as an important mechanism to retain and motivate executives and key employees while at the same time aligning the interests of the executives with the interests of the stockholders, generally. The Compensation Committee believes that option grants are instrumental in motivating employees to meet the Company’s future goals. By working to increase the Company’s value, one of the Company’s primary performance goals is met and the executives are likewise compensated through option value.

Section 162(m) of the Internal Revenue Code limits the Company’s deduction in any one fiscal year for federal income tax purposes to $1.0 million per person with respect to the Company’s Chief Executive Officer and its four other highest paid executive officers who are employed on the last day of the fiscal year unless the compensation was not otherwise subject to the deduction limit. Certain performance-based compensation is not included in this $1.0 million limitation. Stock options with an exercise price equal to 100% of the fair market value at the time of grant may qualify for exclusion from this limitation if the plan under which they are granted meets certain conditions. However, because the net cost of compensation, including its deductibility, is weighed by the Compensation Committee against many factors in determining executive compensation, the Compensation Committee may determine that it is appropriate and in the best interests of the Company to authorize compensation that is not deductible, whether by reason of Section 162(m) or otherwise.

Compensation of the Chief Executive Officer

In setting compensation levels for the Chief Executive Officer, the Compensation Committee reviews competitive information reflecting compensation practices for similar technology companies and examines the Chief Executive Officer’s performance relative to the Company’s overall financial results. The Compensation Committee also considers the Chief Executive Officer’s achievements against pre-established objectives and determines whether the Chief Executive Officer’s base salary, target bonus, option grants and target total compensation approximate the competitive range of compensation for chief executive officer positions in the technology industry.

On August 9, 2002, the Company appointed its Chief Operating Officer James Green to serve as President and Chief Executive Officer. Mr. Green had previously served as the Company’s Chief Operating Officer. The Company entered into an employment agreement with Mr. Green, which provides for an annual base salary of $300,000. In January 2003, as part of Company-wide cost cutting measures, Mr. Green took a 50% pay reduction to $150,000 annual base salary. On August 7, 2003, Mr. Green’s salary was reinstated to an annual base of $300,000. Overall, Mr. Green’s compensation was below the median compensation for technology companies, but within the competitive range.

Compensation Arrangements Generally

Overall, the Compensation Committee believes that the compensation arrangements for the Company’s executives serve the long-term interests of the Company and its stockholders and that the equity/option positions of executives are an important factor in retaining and attracting key executives. The Compensation Committee intends to continue to review and analyze its policies in light of the performance and development of the Company and the environment in which it competes for executives and to retain outside compensation consultants from time to time to assist the Compensation Committee in such review and analysis.

Respectfully submitted by
The Compensation Committee of the Board of Directors
Robert F. Hussey, Chairman
Gerald A. Fallon
Robert Moreyra (1)

(1)	Joined the Compensation Committee effective March 4, 2004.

The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”), as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed with the SEC.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003, included in the Company’s Annual Report on Form 10-K for that year:

The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

The Audit Committee has discussed with the Company’s independent accountants, Grant Thornton LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

Respectfully submitted by
The Audit Committee of the Board of Directors
Robert Moreyra, Chairman (1)
Gerald A. Fallon

(1)	Robert Moreyra became a director of the Company and a member of the Audit Committee on June 30, 2003. Mr. Moreyra became Chairman of the Audit Committee on October 28, 2004.

(2)	Jeffrey S. Chisholm became a director of the Company and Chairman of the Audit Committee on February 26, 2004. Effective October 26, 2004, Mr. Chisholm resigned from the Board and no longer serves on the Committee.

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed with the SEC.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURES

Effective October 22, 2002, the Company dismissed PricewaterhouseCoopers LLP (“PWC”) as the principal accountants to audit the Company’s financial statements. The information required to be disclosed under Item 304(a) of Regulation S-K has been previously reported on the Company’s Form 8-K filed with the SEC on October 24, 2002.

The reports of PWC on the financial statements of the Company for the two most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to dismiss PWC was recommended by management and approved by the Audit Committee and the Board. In connection with its audits for the two most recent fiscal years through October 22, 2002, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years, the Company has had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Effective October 22, 2002, the Company engaged the accounting firm of Grant Thornton LLP as the Company’s new independent auditors to audit the Company’s financial statements for the fiscal year ending December 31, 2002. The Board appointed and the stockholders ratified Grant Thornton LLP as the Company’s independent auditors for the fiscal year ended December 31, 2003. The Board, upon the recommendation of the Audit Committee, has appointed Grant Thornton LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2004, subject to ratification by the stockholders of the Company. See Proposal Two, “Ratification of Appointment of Independent Auditors.”

During the last two fiscal years, the Company did not consult with Grant Thornton LLP on either the application of accounting principles or type of opinion Grant Thornton LLP might issue on the Company’s financial statements or any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event.

FEES PAID TO PRINCIPAL ACCOUNTANTS

	2003		2002
Audit Fees	$115,539	(1)	$151,989	(5)
Audit Related Fees	$2,722	(2)	—
Tax Fees	$2,045	(3)	$159,283	(6)
All Other Fees	$22,358	(4)	$117,194	(7)

The following list details the aggregate fees billed by Grant Thornton LLP and PWC for professional services during 2002 and 2003. Unless otherwise specified, the amounts represented fees paid to Grant Thornton LLP.

(1)	Includes $5,500 billed by PWC for consent to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

(2)	Consisted of fees for review of the Company’s Proxy Statement filed with the SEC on December 31, 2003.

(3)	Consisted of fees for tax compliance and advice.

(4)	Consisted principally of accounting fees associated with the Company’s international offices and bankruptcy issues.

(5)	Includes fees billed by PWC in the amount of $42,000 for audit services provided in 2002, including review of financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, and June 30, 2002, and consent to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

(6)	Consisted of fees for tax compliance, planning and advice. Includes fees billed by PWC in the amount of $114,151.

(7)	Consisted of fees billed by PWC in the amount of $109,423 for the following services: (i) a response to a letter from the SEC dated December 28, 2001 ($72,100); (ii) work related to potential acquisitions ($27,155); (iii) a consent for a Registration Statement on Form S-8 ($5,300); and other miscellaneous services ($4,867). This also consisted of fees billed by Grant Thornton totaling $7,771 for the following services: (i) acquisition-related services ($2,592); and (ii) other miscellaneous services ($5,179).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

During 2003, the Audit Committee operated under an informal pre-approval policy pursuant to which the Audit Committee pre-approved in advance all audit and non-audit services to be performed by the Company’s independent auditors, except for the audit-related services relating to the review of the Company’s proxy statement for the 2003 annual meeting, and other services principally relating to the liquidation of the Asia-Pacific subsidiary and bankruptcy issues, which were inadvertently not pre-approved by the Audit Committee. The aggregate fees billed for those services that were not pre-approved by the Audit Committee during 2003 totaled approximately $25,000. In April 2004, the Audit Committee adopted a formal pre-approval policy pursuant to which the Audit Committee must pre-approve all audit and non-audit services to be performed by the Company’s independent auditor. As part of this pre-approval policy, the Audit Committee considered whether the provision of any proposed audit and non-audit services would impair the auditor’s independence. In accordance with the pre-approval policy, the Audit Committee pre-approves a list of audit services, audit-related services, tax services and other services for the fiscal year, including a budget for each category of services for a term of twelve months, unless the Audit Committee specifically provides otherwise. In the event that it becomes necessary to engage the independent auditors for additional services not contemplated in the pre-approved categories, the Audit Committee is required to approve such services prior to engaging the independent auditor. In addition, the Audit Committee may delegate pre-approval to one or more of its members and any member to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG DIGITAL LIGHTWAVE, INC.,

THE NASDAQ TOTAL RETURN INDEX, AND

THE NASDAQ NON-FINANCIAL INDEX

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Digital Lightwave, Inc.	$100.00	$2,770.56	$1,371.86	$406.06	$53.25	$35.06
Nasdaq Total Return	$100.00	$185.43	$60.31	$79.32	$69.14	$149.52
Nasdaq Non-Financial	$100.00	$196.05	$58.38	$76.35	$65.44	$153.09

The above graph assumes that $100.00 was invested in the Common Stock and in each index on December 31, 1998. Although the Company has not declared a dividend on its Common Stock, the total return for each index assumes the reinvestment of dividends. Stockholder returns over the period presented should not be considered indicative of future returns. The foregoing graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item 2 on the Proxy Card)

The Board, upon the recommendation of the Audit Committee, has appointed the firm of Grant Thornton LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2004, subject to ratification of this appointment by the stockholders of the Company. Grant Thornton LLP has served as independent auditors of the Company since October 2002 and is considered by the Audit Committee and the Board to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

One or more representatives of Grant Thornton LLP will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

Ratification of the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the Shares present in person or represented by proxy at the Meeting and entitled to be voted for it. If the stockholders should not ratify the appointment of Grant Thornton LLP, the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL TWO, THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

OTHER BUSINESS

The Company is not aware of any other matters to be presented at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares that they represent in accordance with their best judgment.

STOCKHOLDER PROPOSALS TO BE CONSIDERED AT NEXT ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2005 annual meeting and that stockholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Secretary of the Company at its principal executive offices (15550 Lightwave Drive, Clearwater, Florida 33760) no later than March 5, 2005, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting. Stockholders should contact the Secretary of the Company in writing at 15550 Lightwave Drive, Clearwater, Florida 33760 to make any submission or to obtain additional information as to the proper form and content of submissions. If a stockholder gives notice of such a proposal after the March 5, 2005, deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. The Company anticipates it will hold its 2005 annual stockholders meeting in the second quarter of 2005.

Under the Company’s Bylaws, a stockholder presentation of an item for consideration as an agenda item for a meeting of stockholders must be submitted to the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the anniversary of the mailing of the date of the previous Proxy Statement (the “Bylaw Deadline”). The Company has established March 5, 2005, as the deadline for the upcoming 2005 annual meeting in consideration of the timing of the 2004 annual stockholders meeting and the mailing of this Proxy Statement. The Company anticipates that it will return to the Bylaw Deadline for future annual meetings of stockholders.

The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting.

Additional Information

A copy of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2003, is being mailed with this Proxy Statement to stockholders entitled to notice of the Meeting. At any stockholder’s written request, the Company will provide without charge, a copy of this report, including the financial statements and a list of exhibits and a copy of the Company’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004. If copies of exhibits are requested, a copying charge of $0.20 per page will be made. Requests should be sent to Investor Relations, Digital Lightwave, Inc., 15550 Lightwave Drive, Clearwater, Florida 33760.

By order of the Board of Directors,

/s/ James Green
James Green
Clearwater, Florida December 17, 2004	President, Chief Executive Officer, Principal Financial Officer and Secretary

Appendix A

DIGITAL LIGHTWAVE, INC.

Nominating Committee Charter

As Adopted October 28, 2004

Purpose

The Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Digital Lightwave, Inc. (the “Company”) is appointed by the Board to:

•	identify individuals qualified to become board members; and

•	select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders.

Committee Membership

The Committee will be composed entirely of directors who are “independent directors,” i.e., those directors who neither are officers or employees of the Company or its subsidiaries nor have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who satisfy the definition of “independent” under the rules of The Nasdaq Stock Market, Inc. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

Committee Authority and Responsibilities

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

The Committee will make regular reports to the Board and will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee will annually evaluate the Committee’s own performance.

The Committee, to the extent it deems necessary or appropriate, will:

•	Identify individuals qualified to become members of the Board.

•	Select, approve, or recommend to the Board, director nominees to be presented for stockholder approval at the annual meeting.

A-1

•	Select, approve, or recommend to the Board, director nominees to fill vacancies on the Board as necessary.

•	Make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the stockholders) for the selection of individuals to be considered as candidates for election to the Board.

A-2

ANNUAL MEETING OF STOCKHOLDERS OF

DIGITAL LIGHTWAVE, INC.

January 14, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
Proposal One: Election of Directors NOMINEES:			Proposal Two: Ratification of Appointment of Independent Auditors	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	° ° ° ° °	Dr. Bryan J. Zwan Peter H. Collins Robert F. Hussey Gerald A. Fallon Robert Moreyra

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated December 17, 2004, and ratifies all actions that the Designee or his substitute may lawfully take or cause to be taken by virtue hereof and revokes all former proxies.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DIGITAL LIGHTWAVE, INC.

15550 Lightwave Drive

Clearwater, Florida 33760

2004 Annual Meeting of Stockholders

This Proxy is solicited on behalf of the Board of Directors of Digital Lightwave, Inc. (the “Company”) and all matters to be voted upon are proposed by the Company.

The undersigned hereby constitutes and appoints James Green (“Designee”), attorney, agent, and proxy with power of substitution to vote all of the shares of the Company that the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders (the “Meeting”) to be held at the Company’s principal offices located at 15550 Lightwave Drive, Clearwater, Florida 33760, on January 14, 2005, at 10:00 a.m. local time, and any adjournment thereof.

This Proxy when properly executed will be voted as directed, or if no direction is indicated, will be voted “FOR” all of the nominees set forth on the reverse side for election as directors and “FOR” the ratification of the appointment of the independent auditors. In his discretion the Designee is also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable to serve for good cause or will not serve, any matter with respect to which the Company has not received notice, and matters incident to the conduct of the meeting. Only holders of Common Stock of the Company may vote for the matters set forth below.

(Continued and to be signed on the reverse side)